Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 15, 2004 relating to the financial statements of Alexion Pharmaceuticals, Inc., which appears in Alexion Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2004.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

March 7, 2005